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                                                                    Exhibit 23.2










INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-56239 of LPA Holding Corp. of our report dated September 14, 2001 (November 15, 2001 as to Note 13) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP


Kansas City, Missouri
December 14, 2001